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                                                                     Exhibit 4.3

                            FORM OF LOCK-UP AGREEMENT

LOCK-UP AGREEMENT, dated as of ______, 200_ (the "Agreement"), by and among NATIONAL FINANCIAL PARTNERS CORP., a Delaware corporation ("NFP"), and ________ ("Stockholder"). For the purposes of this Agreement, "Person" means an individual, corporation, partnership, joint venture, trust, unincorporated organization, government (or any department or agency thereof, and "Other Stockholders" means all Persons (other than Stockholder and NFP) party to that certain stockholders agreement, by and among NFP, Apollo Investment Fund IV, L.P., a Delaware limited partnership, and the stockholders of NFP party thereto, dated as of October 27, 1998, as amended and restated May 14, 2003 and February 13, 2004 (the "Original Stockholders Agreement"), or any other stockholders or lock-up agreements with NFP substantially similar hereto or thereto. Stockholder and the Other Stockholders are occasionally collectively referred to herein as the "Company Stockholders."

                                    RECITALS

         WHEREAS, NFP and Stockholder, who initially acquired its shares of common stock of NFP, par value $.10 per share (the "Common Stock"), directly from NFP after the IPO as consideration (including any contingent consideration received by such Stockholder at any time) in connection with the acquisition of a business with which Stockholder was affiliated or associated (such shares of Common Stock held by Stockholder sometimes being collectively referred to herein as the "Covered Shares"), desire to enter into an agreement to provide for the sale, assignment, transfer, encumbrance or other disposition of the Covered Shares which Stockholder owns or may hereafter acquire, and to provide for certain rights (including, without limitation, registration rights) and obligations (including, without limitation, certain transfer restrictions intended to provide for the maintenance of an orderly market for the Common Stock and alignment of the interests of NFP with those of stockholders who are affiliated with NFP) in respect thereof.

         NOW, THEREFORE, in consideration of the premises and of the terms and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                       RESTRICTIONS ON TRANSFERS OF STOCK

         Section 1.1 General Prohibition on Transfers

         (a) Prohibition on Transfers Generally. Stockholder shall not, at any time, directly or indirectly, sell, assign, contract to sell, pledge, hypothecate, grant an option to purchase, encumber or otherwise transfer, including by engaging in any hedging, short sale or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of any Covered Shares by such Stockholder even if such shares would be disposed of by someone other than such

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Stockholder (any such transaction, whether or not for consideration, being referred to hereinafter as a "Transfer" and all Persons to whom a Transfer is made, regardless of the method of Transfer, shall be referred to collectively as "Transferees" and individually as a "Transferee") any shares of Common Stock, unless such Transfer is made in accordance with Sections 1.3 and 1.5 and Article II, as applicable.

         (b) Recordation. NFP shall not record upon its books, and shall cause any transfer agent appointed by NFP not to permit, any Transfer of Covered Shares held or owned by Stockholder or any other Person to any other Person except Transfers in accordance with this Agreement.

         Section 1.2 Compliance with Securities Laws

         Stockholder shall not Transfer any Covered Shares, unless (a) the Transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") and in compliance with any other applicable federal securities laws and state securities or "blue sky" laws or
(b) Stockholder shall have furnished NFP at its request with an opinion of counsel, which opinion and counsel shall be satisfactory to NFP in its reasonable judgment, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and under any applicable state securities or "blue sky" laws and that the Transfer otherwise complies with this Agreement and any other applicable federal securities laws and state securities or "blue sky" laws.

         Section 1.3 Permitted Transfers

         Section 1.3.1 Stockholders. The restrictions contained in Sections 1.1(a) with respect to Transfers by Stockholder of Covered Shares shall not apply (A) if Stockholder is an individual, to any Transfer: (i) to or among Stockholder's spouse, children, grandchildren or other living descendants, or to a revocable trust or family partnership of which there are no principal (i.e., corpus) beneficiaries or partners other than the grantor or one or more of Stockholder, Stockholder's spouse or described relatives and, provided, in the case of a revocable trust, that the existing beneficiaries and/or trustee(s) and/or grantor(s) of such trust have the power to act with respect to the trust's assets without court approval and, in the case of a family partnership, that the partners thereof have the power to act with respect to the partnership's assets without court approval and the partnership is not permitted to (x) distribute assets to Persons who are not among the relatives listed above or (y) have partners who are not among the relatives listed above; (ii) to a legal or personal representative of Stockholder in the event of the death or Disability of Stockholder; and (iii) pursuant to a qualified domestic relations order; or (B) to any Transfer by Stockholder of Stockholder's Covered Shares or to any Principal that is a party to the management agreement between Stockholder and NFP, if applicable, or, with the prior written approval of NFP, to another Principal in connection with succession planning (or the financing thereof) by Stockholder with respect to the management of one of NFP's operating subsidiaries; or (C) any Transfer to NFP or Persons controlled by, controlling or under common control with ("Affiliates") NFP. Notwithstanding the foregoing, no Transfer may be effected pursuant to this

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Section 1.3.1 unless NFP is satisfied, in its sole discretion, either that the proposed Transferee is an "Accredited Investor" (as defined in Rule 501 promulgated under the Securities Act) or that such other conditions as NFP may deem appropriate are satisfied. As used in this Agreement, "Disability" means that Stockholder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to be long-continued and of indefinite duration.

         Section 1.3.2 Permitted Transferees. Transferees to whom Transfers are permitted pursuant to clauses (A) and (B) of Section 1.3.1 are referred to herein as "Permitted Transferees." Any such permitted Transfer shall be subject to the terms of this Agreement, including, without limitation, compliance with
Section 1.3.4.

         Section 1.3.3 Transfer by Permitted Transferees. The restrictions contained in Sections 1.1(a) of this Agreement with respect to Transfers by Stockholder of Covered Shares shall not apply to any Transfer by a Permitted Transferee of Stockholder to Stockholder or to another Permitted Transferee of Stockholder, and any such Transferee shall also be a "Permitted Transferee," subject to the provisions of Section 1.3.2.

         Section 1.3.4 Obligations of Transferees. No Transfer of shares of Common Stock by Stockholder pursuant to this Section 1.3 shall be effective unless (x) the Transferee (including a Permitted Transferee) shall have executed an appropriate document in form and substance satisfactory to NFP in its reasonable judgment confirming that (i) the Transferee takes such shares subject to all the terms and conditions of this Agreement to the same extent as its transferor was bound by and entitled to the benefits of such provisions, (ii) the Transferee agrees to comply with the obligations of the Stockholder under
Section 2.6 to the same extent as its transferor was bound by and entitled to the benefits of such provisions and (iii) any certificate representing shares or any book-entry statement representing uncertificated shares shall bear legends, substantially in the forms required by Section 1.4, and (y) such document shall have been delivered to and approved by NFP prior to such Transferee's acquisition of shares of Common Stock; provided, however, that, notwithstanding any other provision of this Agreement, any Permitted Transferee that is a party to the Original Stockholders Agreement shall not be required to become a signatory to this Agreement and any shares of Common Stock acquired by any such Permitted Transferee shall only be subject to the terms and conditions of the Original Stockholder Agreement.

         Section 1.4 Restrictions on Transfers of Stock

         Section 1.4.1 Legends. Stockholder hereby agrees that any stock certificates for Covered Shares or any book-entry statement representing Covered Shares that are uncertificated, whether outstanding on the date hereof or acquired prior to the date when the applicable restrictions are terminated pursuant to Section 1.4.3, subject to the provisions of this Agreement, shall bear endorsements or legends reading substantially as follows:

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               (a) The securities [represented by this certificate][to which this statement relates] have not been registered under the Securities Act, or under the securities laws of any state and may not be transferred, sold or otherwise disposed of except while such a registration is in effect or pursuant to an exemption from registration under said Act and applicable state securities laws.

               (b) The securities [represented by this certificate][to which this statement relates] are subject to the terms and conditions set forth in a Lock-Up Agreement, dated as of _______, 200_, copies of which may be obtained from the issuer or from the holder of this security. No transfer of such securities will be made by the issuer or any transfer agent appointed by the issuer unless accompanied by evidence of compliance with the terms of such agreement.

         Section 1.4.2 Copy of Agreement. A copy of this Agreement shall be filed with the corporate secretary of NFP and kept with the records of NFP and shall be made available for inspection by any stockholder of NFP at the principal executive offices of NFP.

         Section 1.4.3 Termination of Restrictions. The restriction referred to in the endorsement required pursuant to Section 1.4.1(a) shall cease and terminate as to any particular Covered Shares (a) when, in the opinion of counsel for NFP, such restriction is no longer required in order to assure compliance with the Securities Act or (b) when such shares shall have been effectively registered under the Securities Act. NFP or NFP's counsel, at their election, may request from Stockholder a certificate or an opinion of Stockholder's counsel with respect to any relevant matters in connection with any Transfer or the removal of the endorsement set forth in Section 1.4.1(a) from Stockholder's stock certificates, any such certificate or opinion of counsel to be reasonably satisfactory to NFP and its counsel. The restrictions referred to in Section 1.4.1(b) shall cease and terminate as to any particular Covered Shares when, in the opinion of counsel for NFP, the provisions of this Agreement are no longer applicable to such shares or this Agreement shall have terminated in accordance with its terms. Any other restrictions referred to in any other legends required pursuant to Section 1.4.1 shall cease and terminate when, in the reasonable opinion of counsel for NFP, such restrictions are no longer applicable. Whenever such restrictions shall cease and terminate as to any Covered Shares, Stockholder shall be entitled to receive from NFP, without expense (other than applicable transfer taxes, if any, if such unlegended shares are being delivered and transferred to any Person other than the registered holder thereof), new certificates for a like number of shares of Common Stock not bearing the relevant legend(s) set forth or referred to in Section 1.4.1.

         Section 1.5 Prohibitions on Transfer.

         (a) Notwithstanding any other provision of this Agreement, Stockholder agrees that, in addition to any restrictions imposed by law, including, without limitation, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and except as permitted by Sections 1.3.1, Stockholder shall not Transfer, including in

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accordance with Rule 144 under the Securities Act, any Covered Shares, except that, at Stockholder's election:

               (i) if Stockholder initially acquired shares of Common Stock directly from NFP on or prior to the Follow-On Offering Deadline:

                    (A) during the period from and including March 15, 2004
               through and including December 16, 2004, in connection with an underwritten offering of Common Stock by NFP, Stockholder may Transfer up to 20% of its Applicable Total Shares, plus any shares the underwriters elect to purchase as part of the over-allotment option granted to them by the stockholders of NFP; or

                    (B) if during the period described in clause (A), NFP does not consummate an underwritten offering of Common Stock, then during the period commencing on the later of December 17, 2004 or the date that is 12 months after the date on which Stockholder initially acquired shares of Common Stock and ending with the commencement of the next Transfer Period (as defined below), subject to the provisions of any lockup agreement entered into from time to time in accordance with Section 2.6 hereof, Stockholder may Transfer up to 20% of its Applicable Total Shares; and

                    (C) in each 12-month period commencing 24 months after the date on which Stockholder initially acquired shares of Common Stock (each such period, together with the periods referred to in clauses (A) and (B) above and Section 1.5(a)(ii) below, a "Transfer Period"), subject to the provisions of any lockup agreement entered into from time to time in accordance with
               Section 2.6 hereof, Stockholder may Transfer the aggregate of any Holdover Amount plus up to 20% of its Applicable Total Shares, provided that commencing on the fifth anniversary of the date on which Stockholder initially acquired shares of Common Stock directly from NFP, Stockholder may freely Transfer any remaining shares of Common Stock; and

               (ii) if Stockholder initially acquired shares of Common Stock directly from NFP after the Follow-On Offering Deadline, in each 12-month period commencing on the date that is 12 months after the date on which Stockholder initially acquired shares of Common Stock, subject to the provisions of any lockup agreement entered into from time to time in accordance with Section 2.6 hereof, Stockholder may Transfer the aggregate of any Holdover Amount plus up to 20% of its Applicable Total Shares, provided that after the fifth anniversary of the date on which Stockholder initially acquired shares of Common Stock, Stockholder may freely Transfer any remaining shares of Common Stock.

         (b) In any underwritten offering of Common Stock by NFP:

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         (i) participation in any such offering by Stockholder is subject to cutback in accordance with Section 2.2.2 and the other provisions of this Agreement, including, without limitation, Section 2.7;

         (ii) Stockholder may only elect to sell Covered Shares in such percentage increment of its Applicable Total Shares (up to the maximum specified in accordance with Section 1.5(a)) as shall be specified in writing by NFP; and

         (iii) notwithstanding the provisions of Section 1.5(a), NFP may permit Stockholder to elect to participate in any over-allotment option granted to the underwriters of such offering even though such participation may permit Stockholder to Transfer more than the maximum determined in accordance with
Section 1.5(a), provided, however, that, except to the extent that any shares included in any such over-allotment option were less than the maximum determined in accordance with Section 1.5(a), any such shares that are not sold in such underwritten offering shall not be entitled to included in Stockholder's Holdover Amount in any subsequent Transfer Period.

         (c) As used in this Section, the following phrases shall have the following meanings:

             "Applicable Total Shares" means:

         (i) the sum of (A) all Covered Shares owned of record and acquired by Stockholder at least twenty business days prior to the first day of the first Transfer Period during which Stockholder is eligible under this Section 1.5 to sell Covered Shares (the "First Transfer Period") and (B) all Covered Shares issuable to Stockholder upon the exercise of stock options held by Stockholder that became exercisable on or prior to the first day of the First Transfer Period;

         (ii) plus, all Covered Shares owned of record and acquired by Stockholder in a private transaction directly from NFP after the First Transfer Period, or any subsequent Transfer Period, as applicable, and at least twenty business days before the first day of the next Transfer Period;

         (iii) plus, all Covered Shares issuable to Stockholder upon the exercise of stock options held by it that became exercisable after the First Transfer Period, or any subsequent Transfer Period, as applicable, and on or prior to the first day of the next Transfer Period;

         (iii) less, the number of Covered Shares that have been Transferred by Stockholder (and vested stock options that have been transferred by it in accordance with the terms of the applicable grant and stock incentive plan) at least twenty business days before the first day of the applicable Transfer Period to a Permitted Transferee in accordance with Section 1.3.1. hereof; and

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         (iv) less, any Covered Shares purchased in the public market, either in or after the IPO or through a Direct Stock Purchase Plan administered by NFP;

provided, however, that Applicable Total Shares shall not include any Covered Shares of Stockholder held in escrow pursuant to an agreement between NFP and Stockholder on the applicable date of determination; and provided further, that Stockholder will only receive the benefit of including vested options in Applicable Total Shares in the event the options are held in the same name of the Stockholder; the concept of beneficial ownership is not relevant to this determination.

         "Follow-On Offering Deadline" means, if NFP conducts an underwritten public offering on or prior to December 16, 2004, twenty business days preceding the pricing of such offering or, if no such offering is conducted, December 16, 2004.

         "Holdover Amount" means, as of any date, the aggregate of any Covered Shares that Stockholder was permitted to Transfer in accordance with the provisions of this Section in any completed Transfer Period that were not so Transferred, including shares not so Transferred by reason of a prior cutback in accordance with Section 2.2.2.

         Notwithstanding anything to the contrary contained herein:

                  (i) if, at any time after the first day of the first Transfer Period applicable to an Other Stockholder, such Other Stockholder transfers 100% of the Covered Shares held by it to Stockholder as a Permitted Transferee pursuant to Section 2.3.1 of this Agreement, then, solely for the purpose of calculating the "Applicable Total Shares" and "Holdover Amount" relating to such transferred Covered Shares, each reference to "Stockholder" contained in the foregoing definitions of "Applicable Total Shares" and "Holdover Amount" shall be deemed to be a reference to the Other Stockholder and such calculations shall be made without giving effect to such transfer.

                  (ii) if, at any time after the first day of the first Transfer Period applicable to Stockholder, Stockholder transfers 100% of the Covered Shares held by it at such time to a Permitted Transferee pursuant to Section 1.3.1 of this Agreement, then from and after such time (x) for the purpose of calculating "Applicable Total Shares", the amount calculated with respect to Stockholder as of the Cut-Off Date shall be deemed to be zero and (y) Stockholder's Holdover Amount as of such time shall be deemed to be zero.

                  (iii) if, at any time after the first day of the first Transfer Period applicable to an Other Stockholder, such Other Stockholder transfers fewer than 100% of the Covered Shares held by it to Stockholder as a Permitted Transferee pursuant to Section 2.3.1 of this Agreement and if, in connection with such transfer, Stockholder, such Other Stockholder and NFP shall have agreed in writing to calculate the "Applicable Total Shares" and the "Holdover Amount" relating to the Covered Shares held by Stockholder and such Other Stockholder in

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         a manner other than as provided herein, then the "Applicable Total
         Shares" and the "Holdover Amount" relating to such transferred Covered Shares held by Stockholder and such Other Stockholder shall be calculated as provided in such written agreement; provided, however, that under no circumstances shall such writing be deemed to cause either the aggregate "Applicable Total Shares" or the aggregate "Holdover Amount" relating to the Covered Shares held by Stockholder and such Other Stockholder to be greater than would obtain in the absence of such written agreement.

         (d) Notwithstanding anything to the contrary contained herein, "Covered Shares" shall not be deemed to include shares of Common Stock (i) that were purchased by Stockholder from NFP in an underwritten public offering; (ii) that were purchased by Stockholder in the open market after [September 17], 2003; or
(iii) that are subject to a vesting schedule or a lock-up or other similar restrictions on transfer as set forth either in a separate agreement or arrangement between Stockholder and NFP or in a Company compensation, benefit or award plan or policy.

         (e) Notwithstanding any other provisions of this Agreement, in the event that Stockholder dies, upon a determination by the Board of Directors that the provisions of this Article II result in undue hardship including, without limitation, because of an obligation to pay estate taxes, the Board of Directors may authorize the estate or legal representative of Stockholder to Transfer some or all of the Covered Shares subject to such terms and conditions as are determined by the Board of Directors.

         (f) The Board of Directors may, in its sole discretion, modify the provisions of this Section to (i) increase the percentage of Applicable Total Shares that may be sold by Stockholder in any Transfer Period or (ii) decrease the period of time that Covered Shares will remain subject to the provisions of this Section.

         (g) Notwithstanding any other provisions of this Agreement, the Board of Directors, in its sole discretion, may waive the provisions of this Section in connection with any business combination, restructuring, recapitalization or other extraordinary transaction that has been approved by a majority of the Board of Directors.

         (h) Notwithstanding any other provisions of this Section, Stockholder may enter into a bona fide pledge with a commercial bank or other lending institution with respect to any Holdover Amount, provided that Stockholder has provided NFP with written notice not less than three business days prior to consummation of such pledge.

         (i) In connection with a Transfer that is otherwise permitted under this Section 1.5 (a "Permitted Transfer"), Stockholder may enter into an agreement with a "charitable organization," as defined under Section 501(c)(3) of the Internal Revenue Code, pursuant to which, immediately prior to such Permitted Transfer, Stockholder may Transfer by gift to such charitable organization a percentage of the Applicable Total Shares Stockholder is otherwise eligible to Transfer in the relevant Transfer Period. Such charitable organization shall be permitted to sell all such shares of Common Stock

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received by it simultaneous with Stockholder's Permitted Transfer; in each case subject to the following conditions: (i) Stockholder may make only one such gift in each Transfer Period and in each case such gift must be to a single charitable organization, unless NFP elects to permit all Company Stockholders to make gifts to more than one charitable organization; (ii) NFP shall notify Stockholder of the maximum percentage of Applicable Total Shares Stockholder may Transfer by gift to a charitable organization in each Transfer Period at least 30 days prior to the commencement of such Transfer Period and Stockholder may not gift any shares in accordance with this Section 1.5(i) in such Transfer Period in excess of such percentage; (iii) Stockholder must inform NFP in writing of its intended gift to a charitable organization not less than 30 days (or with such other lesser notice as shall be permitted by NFP as specified in writing by NFP) prior to the Permitted Transfer; and (iv) NFP has the right to receive prior to the date of the Permitted Transfer such documentation from the charitable organization and/or Stockholder as NFP, in its sole discretion, deems appropriate in connection with any such gift, including evidence substantiating the charitable organization's status. NFP may, in its sole discretion and from time to time, suspend this Section 1.5(i).

         (j) The provisions of this Section 1.5 shall no longer apply to Stockholder if the Common Stock is no longer listed on a national securities exchange or quoted on Nasdaq (as defined below).

                                   ARTICLE II

                               REGISTRATION RIGHTS

         Section 2.1 Certain Definitions

         (a) "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document.

         (b) "Registrable Securities" shall mean the shares of Common Stock; provided, however, that any shares of Common Stock that are sold to the public pursuant to a registered public offering or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act pursuant to which the shares of Common Stock are thereafter freely tradeable without restriction under the Securities Act, or that cease to be outstanding, shall cease to be Registrable Securities; provided further, however, that any Registrable Securities acquired by Stockholder or Affiliate thereof from any Other Stockholder or Affiliate thereof shall continue to be Registrable Securities.

         (c) "Includable Registrable Securities" shall mean the maximum number of Registrable Securities that may be Transferred by Stockholder as of the applicable date of determination in accordance with Section 1.5.

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         Section 2.2 Piggyback Registration

         Section 2.2.1 Registration Rights. If NFP proposes to register for sale by NFP any shares of Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than any registration of public sales or distributions of securities issued pursuant to a registration statement on Form S-8 or S-4 or any similar form), NFP shall, at each such time, promptly give written notice of such registration to Stockholder as a holder of Registrable Securities. Upon the written request of Stockholder given within the time period specified by the Board of Directors (which period shall be not more than 10 days and not less than 5 days) after mailing of such notice by NFP, NFP shall, subject to the provisions of Section 2.7, use its reasonable efforts to include or, in the case of an underwritten offering, cause the underwriter or underwriters to include, in the offering, on the same terms and conditions as the securities of NFP included in such offering, all of the Includable Registrable Securities that Stockholder has requested to be registered, provided, however, that if, at any time after giving written notice of its intention to register any shares and prior to the effective date of the registration statement filed in connection with such registration, NFP shall determine for any reason not to register or to delay registration of such shares, and Stockholder has requested registration pursuant to this Section 2.2, NFP may, at its election, give written notice of such determination to Stockholder and, thereupon, (x) in the case of a determination not to register, NFP shall be relieved of its obligation to register any Registrable Securities in connection with such registration and of all liability in connection therewith (other than liability under Section 2.8 and expenses contemplated by Section 2.5) and (y) in the case of a determination to delay such registration, NFP shall be permitted to delay registration of any Registrable Securities requested to be included in such registration statement for the same period as the delay in registering such other shares. In the case of any registration of Registrable Securities in an underwritten offering pursuant to this Section 2.2, if Stockholder proposes to distribute its shares pursuant to this Section 2.2 then Stockholder shall, at the request of NFP, enter into an agreement in customary form with the underwriter or underwriters selected by NFP.

         Section 2.2.2 Cutback. If applicable, notwithstanding any other provision of this Section 2.2, if, in the case of a registration pursuant to
Section 2.2.1 relating to an underwritten offering, the underwriter advises NFP that marketing factors require a limitation of the number of shares to be underwritten, and Stockholder is a holder of Includable Registrable Securities which would otherwise be included pursuant to this Section 2.2, then NFP shall so advise Stockholder, and the number of shares of Includable Registrable Securities that may be included in the underwriting shall be allocated pro rata among the Company Stockholders participating in such registration based on the number of shares of Includable Registrable Securities that all Company Stockholders have requested to be included in such registration. All shares initially proposed to be sold by NFP (prior to the exercise of any rights under this Section 2.2) shall be included in any registration pursuant to this Section
2.2 before any Registrable Securities of any Company Stockholders are included.

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         Section 2.3 Obligations of NFP. Whenever required under Section 2.2 to effect the registration of any Registrable Securities on behalf of any Company Stockholders, NFP shall, as expeditiously as reasonably possible: prepare and file with the SEC a registration statement (on a form selected by NFP for which NFP is eligible) with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective; and, upon the request of Company Stockholders holding a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 90 days in the case of an underwritten offering, or 120 days in any other case, unless the distribution of the securities registered thereunder has been earlier completed; and shall:

               (a) prepare and file with the SEC as expeditiously as is reasonably practicable such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement and any documents incorporated therein by reference or by filing any other requested document, and use its reasonable efforts to cause each such amendment to become effective, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

               (b) furnish to each Company Stockholder selling Registrable Securities and each underwriter, if any, of such shares such reasonable number of copies of the registration statement and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, including, in each case, all supplements, amendments and exhibits thereto, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them, and NFP hereby consents to the use of any such prospectus by the selling Company Stockholders and the underwriter, if any, in connection with any offer and sale covered thereby;

               (c) use its reasonable efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as shall be reasonably requested by the selling Company Stockholders (in light of the intended plan of distribution of such selling Company Stockholders) or any managing underwriters, and do any and all other acts and things which may be reasonably necessary or desirable to consummate the disposition of the securities in such jurisdictions; provided, that NFP shall not be required (i) to register or qualify the Registrable Securities in any jurisdiction if such registration or qualification in such jurisdiction would subject NFP to unreasonable burden or expense or would unreasonably delay the commencement of an underwritten offering or (ii) in connection therewith or as a condition thereto, to qualify to do business, subject itself to taxation in respect of doing business or file a general consent to service of process or register as a broker or dealer in any such states or jurisdictions where it has not otherwise done so;

               (d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Stockholder, as a participant in such underwriting, shall also enter into and perform its obligations under such an agreement, including, without limitation, furnishing any opinion of counsel (in form and substance as is customarily given by counsel to selling stockholders and addressed to the underwriters, NFP and the Company Stockholders requesting registration of Registrable Securities) and entering into a reasonable and customary lockup agreement pursuant to Section 2.6 reasonably requested by the managing underwriter;

               (e) promptly notify each Company Stockholder that holds Registrable Securities covered by such registration statement, (i) when such registration statement or any posteffective amendment or supplement thereto becomes effective, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of such registration statement (and take all reasonable action to prevent the entry of such stop order or to remove it if entered, or the initiation of any proceedings for that purpose) or (iii) of the happening of any event as a result of which the registration statement, as then in effect, the prospectus related thereto or any document included therein by reference includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required on account of such event and use its reasonable efforts to cause each such amendment and supplement to become effective;

               (f) promptly furnish counsel for each underwriter, if any, and for the selling Company Stockholders of Registrable Securities copies of any written request by the SEC or any state securities authority for amendments or supplements to a registration statement and prospectus or for additional information;

               (g) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;

               (h) cooperate with the selling Company Stockholders of Registrable Securities and the underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Company Stockholders or the underwriter, if any, may reasonably request at least five business days prior to any sale of Registrable Securities;

               (i) make available for inspection by any underwriters participating in any disposition pursuant hereto and any counsel or accountant retained by such underwriters, all relevant financial and other records, pertinent corporate documents and properties of NFP and cause the respective officers, directors and employees of NFP to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a registration pursuant hereto; provided, however, that, with respect to records, documents or information which NFP determines, in good faith, to be confidential and as to which NFP notifies such underwriters, counsel or accountants in writing of such confidentiality, such underwriters, counsel or accountants shall not disclose such records, documents or information unless (i) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (ii) such records, documents or information have previously been generally made available to the public or (iii) the disclosure of such records, documents or information is necessary, in the written opinion of outside legal counsel, to avoid or correct a material misstatement or omission in the registration statement and then only after reasonable request has been made to NFP to make such disclosure and NFP has denied such request;

               (j) within a reasonable time prior to the filing of any registration statement, any related prospectus, any amendment to such a registration statement or amendment or supplement to such a prospectus, provide copies of such document to the selling Company Stockholders who hold Registrable Securities and their counsel and to the underwriter or underwriters, if any; make such reasonable changes in any such document prior to or after the filing thereof as the counsel to the Company Stockholders or the underwriter may request; and make available for discussion of such document such of the representatives of NFP as shall be reasonably requested by the Company Stockholders who hold Registrable Securities being registered or by any underwriter;

               (k) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement filed pursuant hereto or a related prospectus, provide copies of such document to counsel for the selling Company Stockholders of Registrable Securities; make such reasonable changes in such document prior to or after the filing thereof as counsel for such selling Company Stockholders shall request; and make available for discussion of such document such of the representatives of NFP as shall be reasonably requested by such counsel;

               (l) comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 16 months thereafter), an earnings statement (which need not be audited) covering the period of at least 12 consecutive months beginning with the first day of NFP's first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

               (m) provide a CUSIP number for all Registrable Securities, not later than the effective date of the related registration statement;

               (n) use its reasonable efforts to (i) cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by NFP are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no similar securities are then so listed, cause all such Registrable Securities to be listed on a national securities exchange or secure designation of all such Registrable Securities as a National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") "national market system security" within the meaning of Rule 11Aa2-1 of the SEC, as determined by NFP, or, failing that, secure Nasdaq authorization for such shares and, without limiting the generality of the foregoing, take all actions that may be required by NFP as the issuer of such Registrable Securities in order to facilitate the managing underwriter's arranging for the registration of at least two market makers as such with respect to such shares with the National Association of Securities Dealers, Inc. (the "NASD"); and

               (o) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter, if any (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

Stockholder agrees that upon receipt of any notice from NFP of the happening of any event of the kind described in clause (iii) of paragraph (e) of this Section 2.3, Stockholder will discontinue its disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.3 and, if so directed by NFP, will deliver to NFP (at NFP's expense) all copies, other than permanent file copies, then in Stockholder's possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event NFP shall give any such notice, the applicable 90 or 120 day period mentioned in the first paragraph of this Section 2.3 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when Stockholder, in its capacity as a seller of Registrable Securities covered by such registration statement, shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.3.

         Section 2.4 Furnish Information

         It shall be a condition precedent to the obligations of NFP to take any action pursuant to this Agreement with respect to Stockholder in its capacity as a seller or potential seller of Registrable Securities that Stockholder shall promptly furnish to NFP such information as shall reasonably be requested by NFP in order to effect the registration of its Registrable Securities.

         Section 2.5 Expenses of Registration

         NFP shall bear all expenses of Stockholder incurred in connection with each of the registrations, filings or qualifications pursuant to Section 2.2, including, without limitation, all registration, filing and listing fees, including such fees of the SEC, the NASD and other agencies; fees and expenses of compliance with federal and state securities laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with state securities qualifications of the Registrable Securities under the laws of such jurisdictions as the managing underwriters may reasonably designate); printing (including, without limitation, expenses of printing or engraving any certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and otherwise meeting the requirements of any securities exchange on which they are listed and of printing registration statements and prospectuses), shipping and delivery expenses; fees and disbursements of counsel for NFP (and not counsel for any selling Company Stockholder, except for reasonable fees and disbursements of a single counsel for the selling Company Stockholders as a group (which counsel shall be the same counsel representing the stockholders, if any, under the Original Stockholders Agreement in connection with any such registration unless such counsel declines to simultaneously represent both the selling Company Stockholders and such stockholders); fees and disbursements of all independent public accountants of NFP (including, without limitation, the expenses of any annual or special audit and "cold comfort" letters required by the managing underwriters); fees and expenses of other Persons reasonably necessary in connection with the registration, including any experts, retained by NFP; internal expenses of NFP (including, without limitation, all salaries and expenses of its employees performing legal or accounting duties); and fees and expenses incurred in connection with the listing of the Registrable Securities on each securities exchange on which the securities of the same class are then listed; provided, however, that underwriting discounts and commissions relating to the Registrable Securities shall be borne and paid ratably by the sellers of such Registrable Securities (based upon the amount of Registrable Securities to be sold by each such seller).

         Section 2.6 Lockup Agreement

         With respect to any underwritten offering of securities of NFP (whether or not a registered public offering, and whether involving a sale by NFP or by any other person), Stockholder, regardless of whether Stockholder participates in the applicable offering, hereby agrees that, unless it receives notice from NFP that this Section 2.6 shall not apply to such offering, Stockholder shall not, during the 14-day period prior to, and during the 180-day period (or such shorter period as the managing underwriters have agreed with NFP or the sellers in the purchase, underwriting or similar agreement entered into in connection with such offering, as the managing underwriters have agreed as to Apollo, or as the managing underwriters may otherwise permit) (such period, the "Lock-Up Period") beginning on the date of the final prospectus or other offering document, (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of (any such transaction, a "Disposition") any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by Stockholder (including holding as a custodian) or with respect to which Stockholder has beneficial ownership within the rules and regulations of the SEC or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any shares of Common Stock, whether any such swap or transaction is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, unless such Disposition is (x) made in accordance with Section 1.3, 1.5(d), 1.5(f) or 1.5(i), as applicable or (y) made with the prior written consent of each lead managing underwriter of the relevant offering.

         The foregoing restriction is expressly agreed to preclude Stockholder from engaging during the Lock-Up Period in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a Disposition of any shares of Common Stock even if such shares would be disposed of by someone other than Stockholder. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option), with respect to any shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares. Stockholder also agrees and consents to the entry during the Lock-Up Period of stop transfer instructions with NFP's transfer agent and register against the transfer of any shares of Common Stock held by Stockholder except in compliance with the foregoing restrictions. Stockholder understands that NFP and each lead managing underwriter will be relying upon this Section
2.6 in proceeding toward consummation of any offering. Stockholder further understands that this Section 2.6 is irrevocable and shall be binding upon Stockholder's heirs, legal representatives, successors, and assigns.

         Section 2.7 Underwriting Requirements

         In connection with any offering involving any underwriting of securities in an offering described in Section 2.2, NFP shall not be required to include Stockholder's Registrable Securities in such underwriting unless Stockholder accepts the terms of the underwriting as agreed upon between NFP and the underwriters, only in such quantities and on such terms as set forth in Sections 2.2 and Stockholder shall, by the applicable deadlines specified in writing by NFP, have entered into such other customary agreements, including, without limitation, any custody agreement and power-of attorney, as shall be reasonably required by NFP or the underwriter or underwriters selected by NFP.

         Section 2.8 Indemnification.

         (a) In the event of any registration of any Registrable Securities pursuant to this Article III, NFP shall indemnify and hold harmless, to the fullest extent permitted by law, the seller of any Registrable Securities covered by such registration statement, its directors, officers, fiduciaries, employees and stockholders or general and limited partners (and the directors, officers, fiduciaries, employees and stockholders or general and limited partners thereof), each other individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof (each, a "Person") who participates as an underwriter or a qualified independent underwriter, if any, in the offering or sale of such securities, each director, officer, fiduciary, employee and stockholder or general and limited partner of such underwriter or qualified independent underwriter, and each other Person (including any such Person's directors, officers, fiduciaries, employees and stockholders or general and limited partners), if any, who controls such seller or any such underwriter or qualified independent underwriter, within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof ("Claims") and expenses (including reasonable fees and expenses of counsel and any amounts paid in any settlement effected with NFP's consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any of the following actual or alleged statements, omissions or violations (each, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered pursuant to this Agreement under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by NFP of any federal, state or common law rule or regulation applicable to NFP and relating to action required of or inaction by NFP in connection with any such registration, and NFP will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, that NFP shall not be liable to any such indemnified party in any such case to the extent such Claim or expense arises out of or is based upon any Violation which occurs in reliance upon and in conformity with information furnished to NFP or its representatives by or on behalf of such indemnified party stating that such information is for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

         (b) The Stockholder, to the extent that any of its Registrable Securities are included in the securities as to which any registration under
Section 2.2 is being effected shall indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.8), to the extent permitted by law, NFP, its directors, officers, fiduciaries, employees and stockholders (and the directors, officers, fiduciaries, employees and stockholders or general and limited partners thereof) and each Person (including any such Person's directors, officers, fiduciaries, employees and stockholders or general and limited partners), if any, controlling NFP within the meaning of the Securities Act and all other prospective sellers and their directors, officers, fiduciaries, employees and stockholders or general and limited partners and respective controlling Persons (including any such Person's directors, officers, fiduciaries, employees and stockholders or general and limited partners) against any and all Claims and expenses (including reasonable fees and expenses of counsel and any amounts paid in any settlement effected with the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any Violation which occurs in reliance upon and in conformity with information furnished to NFP or its representatives by or on behalf of Stockholder, stating that such information is for use in connection with any registration statement, preliminary, final or summary prospectus or amendment or supplement or document incorporated by reference into any of the foregoing; provided, however, that the aggregate amount which Stockholder shall be required to pay pursuant to this Section 2.8(b) and Sections 2.8(c) and (e) shall be limited to the amount of the gross proceeds received by Stockholder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such holder.

         (c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.8 (with appropriate modifications) shall be given by NFP and each seller of Registrable Securities (and, if NFP requires as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 2.2, any underwriter) with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

         (d) Any person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.8, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.8, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 2.8. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so,
(ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party or
(iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties and any Other Stockholders participating in any such action that are similarly entitled to indemnification from NFP in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, which consent shall not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (e) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Section 2.8(a), (b) or
(c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the relevant offering of securities. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by subsection (d) above and the indemnifying party is materially prejudiced thereby, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.8(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this
Section 2.8(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.8(e) to the contrary, no indemnifying party (other than NFP) shall be required pursuant to this Section 2.8(e) to contribute any amount in excess of (x) in the case of an indemnifying party that is a holder of Registrable Securities, the gross proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, or (y) in the case of an indemnifying party that is an underwriter, the amount of the total sales price of the Registrable Securities sold through or by it in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less, in any such case referred to in (x) and (y), the amount of all indemnification and contribution payments made pursuant to Sections 2.8(b) and (c) and this Section 2.8(e), as the case may be, in connection with such offering.

         (f) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

         Section 2.9 Transfer of Registration Rights

         The registration rights of Stockholder under this Agreement may not be transferred except (i) by law pursuant to a merger or consolidation of Stockholder and (ii) to any transferee of Stockholder to which Stockholder has transferred Registrable Securities in accordance with Section 1.3 (other than pursuant to a transaction under Rule 144 of the Securities Act). No transferee of any Registrable Securities shall have any rights under this Article III unless such rights are transferred in accordance with this Section 2.9, such Registrable Securities are held subject to all of the terms of this Agreement, and such transferee agrees in writing for the benefit of NFP and the other parties hereto to be bound by and to perform all of the terms and provisions of this Agreement applicable to the transferor; provided, however, that, unless NFP otherwise consents, such transferor shall act as such transferee's agent for all purposes (including notices and pro rata cutbacks) under this Agreement whether or not such transferor continues to hold Registrable Securities.

         Section 2.10 Recapitalizations, Exchanges, etc., Affecting Registrable Securities

         The provisions of this Article shall, to the extent reasonably practicable, apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all securities or capital stock (of NFP or any successor to NFP and/or any other issuer thereof) which may be issued in respect of, in exchange for, or in substitution of such Registrable Securities, by reason of, and shall be appropriately adjusted to reflect, any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. In the event that, upon the occurrence of a transaction contemplated by this Section 2.10, Stockholder holds securities of more than one entity, the registration rights contemplated hereby will apply to each such entity independently of the others. The adjustments contemplated by this paragraph shall be made cumulative with respect to all such transactions contemplated by this Section 2.10 that occur from time to time. Any issuer of any such securities other than NFP shall be required to assume in writing, to the extent relevant, NFP's obligations with respect to the registration rights granted hereunder or enter into a registration rights agreement substantially similar to this Agreement and giving effect to the allocations and adjustments contemplated by this Section 2.10, in connection with any such transaction pursuant to which the Stockholders shall receive securities of such issuer, as contemplated by this Section 2.10.

                                   ARTICLE III

                                  MISCELLANEOUS

         Section 3.1 Specific Performance

         The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement. Any remedy under this Section 3.1 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

         Section 3.2 Notices

         All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, first class mail, postage prepaid and either certified or registered, return receipt requested, or by telecopy, addressed to NFP at its principal offices and to the other parties at their addresses reflected on the signature pages hereto. Each party hereto, by written notice given to the other parties hereto in accordance with this Section 3.2, may change the address to which notices, statements, instructions or other documents are to be sent to such party. All notices, statements, instructions and other documents hereunder that are mailed or telecopied shall be deemed to have been given on the date of mailing or, in the case of telecopying, upon confirmation of receipt. NFP shall have no liability with respect to Stockholder if Stockholder shall have waived, surrendered or lost any rights under this Agreement (including, without limitation, the right to participate in a registration pursuant to Section 2.2 and any underwritten offering) due to its failure to provide timely notice to NFP of a change of address.

         Section 3.3 Successors and Assigns

         This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns. If Stockholder or any Affiliate thereof or any Transferee of Stockholder shall acquire any shares of Common Stock, in any manner, whether by operation of law or otherwise, such shares shall be held subject

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to all of the terms of this Agreement and by taking and holding such shares such
Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

         Section 3.4 Recapitalizations and Exchanges Affecting Common Stock

         Subject to Section 2.10, the provisions of this Agreement shall apply, to the full extent set forth herein with respect to Common Stock, to any and all shares of capital stock or equity securities of NFP or any successor or assign of NFP (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of, the Common Stock, or which may be issued by reason of any exercise of an option, any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise. Subject to Section 2.10, upon the occurrence of any of such events, numbers of shares and amounts hereunder shall be appropriately adjusted.

         Section 3.5 Governing Law

         This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

         Section 3.6 Descriptive Headings, Etc.

         The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires, references to "hereof," "herein," "hereby," "hereunder" and similar terms shall refer to this entire Agreement.

         Section 3.7 Amendment; Waiver; Bylaws

         This Agreement may be amended or supplemented by an instrument in writing signed by NFP and by Stockholder.

         Section 3.8 Severability

         If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

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

         Section 3.9 Further Assurances

         The parties hereto shall from time to time execute and deliver all such further documents and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement, including, without limitation, to the extent necessary or appropriate, using all reasonable efforts to cause the amendment of the Certificate of Incorporation or the ByLaws of NFP in order to provide for the enforcement of this Agreement in accordance with its terms.

         Section 3.10 Complete Agreement; Counterparts

         This Agreement constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         Section 3.11 Third Party Beneficiaries

         Each lead managing underwriter of an offering of securities of NFP (whether by NFP or any other person) shall be a third party beneficiary to the agreements made hereunder by Stockholder under Section 2.6 and shall have the right to enforce such agreements directly to the extent any such underwriter deems such enforcement necessary or advisable to protect its rights hereunder. Except as expressly provided in the preceding sentence, the provisions of this Agreement shall be only for the benefit of the parties to this Agreement, and no other Person shall have any third party beneficiary or other right hereunder.

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

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first written above.

                                       NATIONAL FINANCIAL PARTNERS CORP.

                                       By:
                                         --------------------------------------






                                       [STOCKHOLDER]

                                       By:

                                       By:
                                         --------------------------------------